Exhibit 10.29
     FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into on this ___ day of October 2004, by and between 3400 Carlisle, Ltd. (“Landlord”) and Study Island L.L.P. (“Tenant”).
     WHEREAS, Landlord and Tenant entered into that certain Office Lease commencing May 23, 2003, covering certain premises (the “Premises”) comprising 1,717 rentable square feet, known as Suite 345, (commonly known as the “Lease”) in the office building (the “Building”) known as “3400 Carlisle”, located at 3400 Carlisle, Dallas, Dallas County, Texas, such Original Premises being more particularly described in the Lease; and
     WHEREAS, Tenant and Landlord desire to relocate the Premises to another location on floor three (3) which contains 2,939 rentable square feet, all on certain terms and conditions and pursuant to this Amendment to Lease; and
     WHEREAS, Landlord and Tenant desire to extend the term of the Lease by sixty-three (63) months; and
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:
1. Location of Premises. The Premises, as defined in the Lease, shall be relocated on floor three (3) as shown on Exhibit “A”. The suite number of the Premises shall remain 345 after such relocation.
2. Square Footage. The square footage of the Premises as shown in Part One article 2 of the lease shall be amended to be 2,939 square feet.
3. Base Rental. Effective December 1, 2004 and continuing through February 28, 2010, Base Rental payable by Tenant to Landlord for the Premises, shall be as follows:
Months 1-3 @ Free
Months 3-12 @ $16.00 psf or $3,918.67 per month
Months 13-24 @ $16.50 psf or $4,041.13 per month
Months 25-36 @ $17.00 psf or $4,163.58 per month
Months 37-48 @ $17.25 psf or $4,224.81 per month
Months 49-63 @ $17.50 psf or $4,286.04 per month
4. Landlord’s Annual Operating Cost Contribution. Part One, Paragraph 5 shall be amended as follows: “Actual Operating Cost per square foot of rentable area of the Premises for Calendar year 2005 times the number of square feet in the Premises.”
5. Improvements. Landlord shall construct the improvements as shown on the plan (Exhibit “A”) dated July 30, 2004 (“The Plan”), utilizing Building Standard materials and methods. Any improvements requested and provided that are not shown in The Plan shall be at Tenant’s expense. All improvements shall be constructed by a Landlord approved contractor which shall be selected through a formal biding process.
6. Parking. Landlord shall provide a total of nine (9) unreserved parking spaces in the Building

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on and effective as of the date first above written.

LANDLORD:		TENANT:

3400 Carlisle, Ltd.		Study Island L.L.P.

By:	/s/ Robert P. Breunig	By:	/s/ David Muzzo; /s/ Cameron Chalmers

Name:	Robert P. Breunig	Name:	David Muzzo; Cameron Chalmers
Title:	President of the General Partner	Title:	Member; Member
3400 Carlisle Partners, Inc.

Date:	16/28/04	Date:	10/7/04; 10/7/04

Exhibit “A”
Location of the Premises
The Plan